UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MAGNITE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

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Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders of

TO BE HELD ON:

Monday, June 8, 2026, at 12:00 PM Eastern Time

By Virtual Meeting via live webcast

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 22, 2026. Unless requested, you will not otherwise receive a paper or e-mail copy.

Please visit www.astproxyportal.com/ast/18899, where the following materials are available for view:

•	Notice of Meeting

•	Proxy statement

•	Proxy card

•	2025 Annual Report

TO REQUEST MATERIALS	TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 (worldwide)
FOR THIS AND/OR FUTURE	E-MAIL: help@equiniti.com
MEETINGS:	WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

VIRTUALLY AT THE MEETING: The Company will be hosting the meeting virtually this year. To attend the virtual meeting, please visit edge.media-server.com/mmc/p/mxrvvt7t and be sure to have your control number available. The meeting password is magnite2026.

TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have this notice available when you call.

MAIL: You may request a proxy card by following the instructions above.

	1.	Election of Class III Directors:

1A Paul Caine

1B Doug Knopper

1C David Pearson

	2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

	3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

	4.	Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

	5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3, AND “1 YEAR” FOR PROPOSAL 4.
Please note that this is not a votable ballot. You cannot use this notice to vote by mail.